                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated November 4, 1998, relating to the consolidated financial statements and financial statement schedules of ACE Limited, which reports are incorporated by reference or included in ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1998.


/s/ PricewaterhouseCoopers LLP
-------------------------------------------
PricewaterhouseCoopers LLP
New York, New York
August 30, 1999

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 2, 1999, relating to the combined financial statements of the CIGNA Corporation Property and Casualty Businesses, which report is included in ACE Limited's Current Report on Form 8-K (dated of earliest event reported: May 19, 1999) for the year ended September 30, 1998.



/s/ PricewaterhouseCoopers LLP
----------------------------------------
PricewaterhouseCoopers LLP
Philadelphia, PA
August 30, 1999